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                                                                   Exhibit 10.3

                              NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (the "Agreement") is made this 2nd day of February, 1998 by and between Dispatch Management Services Corp., a Delaware corporation (hereinafter "DMS"), and Gregory Kidd, an individual residing at 417 Barton Drive, Orange, CT 06477 (hereinafter "Mr. Kidd").


                                      WITNESSETH

     WHEREAS, Mr. Kidd is the Chairman of the Board of Directors of DMS, and

     WHEREAS, in order to protect the legitimate interests of DMS, DMS is requiring Mr. Kidd to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the Premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

     1. Stated Intention. The intention of this Agreement is to provide reasonable protection to DMS and its Affiliates (as hereinafter defined) against any financial losses due to the departure of Mr. Kidd from association with DMS or any of its Affiliates, while recognizing the right of Mr. Kidd to continue in his profession in an area that is reasonably well-defined. Mr. Kidd agrees that DMS and its Affiliates are entitled to the protection set forth in this Agreement. DMS agrees that Mr. Kidd has a right to pursue his profession and maintain his livelihood so long as such pursuit is in accordance with the conditions of this Agreement.

     For purposes of this Agreement, "Affiliates" shall mean an entity in which DMS owns more than 20% of the voting interests.

     2. Non-Competition Covenants. During the greater of (i) the term of Mr. Kidd's association with DMS or any of its Affiliates plus one year thereafter, or (ii) for a period of three years from the date hereof, Mr. Kidd agrees that he shall not:


          a. own, operate, manage or control, or participate in the ownership, operation, management or control of, or be connected with or have any interest in, whether as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, stockholder, affiliate, associate, representative, lender or otherwise, any enterprise, person, firm, corporation or business that provides time-critical, on demand, point-to-point delivery services within a ten (10) mile radius of any business location of DMS or any of its Affiliates (a "Competitive Business Activity");


          b. induce or attempt to persuade any employee of DMS to discontinue such employment relationship;



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          c.   solicit any person, corporation, partnership or other entity or organization which is a customer of DMS to become a customer of another entity in the same or similar business as DMS; provided, however, that mailings made to the general public or segments of the general public and other forms of general advertising shall not be deemed to be solicitation for purposes of this section; or


          d. perform any acts which are intended to advance the interest of any party which engages in, or intends to engage in, any Competitive Business Activity.


     If Mr. Kidd violates any of the restrictions contained in this paragraph 2, the restrictive period shall not run in favor of Mr. Kidd from the time of the commencement of any such violation until such time as such violation shall be cured by Mr. Kidd to the satisfaction of DMS.


     3. Exception to Non-Competition Covenants. The provisions of paragraph 2 hereinabove shall not apply as to Mr. Kidd's Competitive Business Activity in Kiwi Corp. Limited, a New Zealand limited liability company.


     4. Remedies. Each of the parties bound by the provisions of this Agreement acknowledge that the restrictions contained in this Agreement, in view of the nature of the business in which DMS and its Affiliates are engaged, are reasonable and necessary in order to protect the legitimate business interests of DMS and its Affiliates and that any violation thereof would result in irreparable and substantial harm to DMS and its Affiliates for which DMS and its Affiliates do not have an adequate remedy at law, and the parties bound by this Agreement therefor acknowledge that, in the event of a violation of any of these restrictions, DMS shall be entitled to obtain from any court of competent jurisdiction, temporary, preliminary and permanent injunctive relief, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which DMS may be entitled.


     5. Savings Clause. If any of the covenants set forth in this Agreement are held to be unenforceable by a court of competent jurisdiction because of the duration or area covered by such undertakings, it is agreed that the court making such determination shall have the power to reduce the duration and/or the area covered by such covenant and enforce such provision in its reduced form.


     6.   Miscellaneous.


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          a.   Arbitration.  Any issue, controversy, dispute or claim arising out of or relating to this Agreement or its alleged breach that cannot be resolved by mutual agreement shall be resolved exclusively by arbitration by a single arbitrator in either the District of Columbia or New York City, at the option of DMS in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. It is acknowledged by Mr. Kidd that money damages are inadequate to compensate DMS and its Affiliates for a breach of the terms of this Agreement, and that DMS shall be entitled to specific performance of the terms of this Agreement.

          The arbitrator may enter a default decision against any party who fails to participate in the proceeding. The decision of the arbitrator shall be final, conclusive, binding and non-appealable. The losing party shall pay all costs and expenses of arbitration.

          The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of the arbitrator within ten days after a demand for arbitration is made, the arbitrator shall be selected from a list of proposed arbitrators submitted by AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (1) the number of preemptory strikes shall not be limited, and (2), if the parties fail to select the arbitrator from one or more lists, AAA shall not have the power to make an appointment but shall continue to submit additional lists until the arbitrator has been selected as provided herein. If an arbitrator should die, withdraw, or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner. If the arbitrator has not been selected following submission of three lists by AAA, either party may declare the existence of an impasse by giving written notice to the other. In that event, the arbitrator shall be selected in the following manner: Each party shall designate five proposed arbitrators whose names appear on any of the lists previously submitted by AAA. The parties shall then eliminate nine of the designated names by alternately striking one, and the person whose name remains shall serve as arbitrator. If necessary, the party to make the first strike shall be designated by lot.


          b. Heading. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.


          c. Notices. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. A notice must be addressed to Mr. Kidd at his last known address on the records of DMS. A notice to DMS must be addressed to the Board of Directors at DMS's principal office or such other address designated in writing by the Board of Directors to

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Mr. Kidd.  A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.


          d. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by a subsequent agreement in writing.


          e. Waiver. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof.


          f. Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that any other provision may be invalid or unenforceable in whole or in part.

          g. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          h. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its principles regarding conflicts of law.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



                              DISPATCH MANAGEMENT SERVICES CORP.



                              By:  /s/ Linda M. Jenkinson
                                  ----------------------------
                                   Linda M. Jenkinson
                                   Chief Financial Officer

Witness:



                                   /s/ R. Gregory Kidd
------------------------          ----------------------------
                                   R. Gregory Kidd




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